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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    Pennsylvania Real Estate Investment Trust
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             (Exact Name of Registrant as Specified in its Charter)


Pennsylvania                                                 23-6216339
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(State or Other Jurisdiction                              (IRS Employer
of Incorporation or Organization)                         Identification No.)


The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania       19102
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(Address of Principal Executive Offices)                             (Zip Code)


         If this form relates to the             If this form relates to the
         registration of a class of securities   registration of a class of securities
         pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
         Exchange Act and is effective           Exchange Act and is effective
         pursuant to General Instruction         pursuant to General Instruction
         A.(c), please check the following box.  A.(d), please check the following box.
         |X|                                     |_|

Securities Act registration statement file number to which this form relates:_________________
                                                                              (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                              Name of Each Exchange on Which
         to be so Registered                              Each Class is to be Registered
         -------------------                              ------------------------------

Rights to purchase shares of beneficial interest             New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

________________________________________________________________________________
                                (Title of Class)


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         This Form 8-A/A amends the Form 8-A filed by Pennsylvania Real Estate
Investment Trust ("PREIT") on May 3, 1999.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On February 21, 2005, PREIT entered into an Appointment of Successor
Rights Agent pursuant to which Wells Fargo Bank, National Association was appointed the successor rights agent under the Rights Agreement, dated as of April 30, 1999, between PREIT and American Stock Transfer & Trust Company. A copy of the appointment is attached to this report as Exhibit 4.1 and incorporated by reference herein.

ITEM 2.  EXHIBITS.

Exhibit No.    Description
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   4.1         Appointment of Successor Rights Agent, dated February 21, 2005, between PREIT and Wells Fargo Bank, National Association.













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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    PENNSYLVANIA REAL ESTATE
                                    INVESTMENT TRUST


Date:  February 23, 2005            By:   /s/ Jonathan B. Weller
                                          ----------------------------------
                                          Name: Jonathan B. Weller
                                          Title: Vice Chairman


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